As filed with the Securities and Exchange Commission on February 26, 2019

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VITAMIN SHOPPE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-3664322
(State of incorporation)	(I.R.S. Employer Identification Number)

300 Harmon Meadow Blvd.

Secaucus, New Jersey 07094

Telephone: (201) 868-5959

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David M. Kastin, Esq.

Vitamin Shoppe, Inc.

Senior Vice President, General Counsel and Corporate Secretary

300 Harmon Meadow Blvd.

Secaucus, New Jersey 07094

Telephone: (201) 868-5959

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	135,760	$5.40	$733,104	$88.85

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of our common stock on the New York Stock Exchange on February 19, 2019. The proposed maximum offering price per share of common stock will be determined from time to time by the selling stockholders named herein, or such additional selling stockholders as may be named in one or more prospectus supplements, in connection with, and at the time of, the sale by such selling stockholders of the shares of common stock registered hereunder.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 26, 2019

PROSPECTUS

Vitamin Shoppe, Inc.

135,760 Shares of Common Stock

The selling stockholders of Vitamin Shoppe, Inc. (the “Company,” “we” or “us”) named in this prospectus or as may be named in one or more prospectus supplements (the “Selling Stockholders”) may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering. We will not receive any of the proceeds from the sale of our common stock offered by the Selling Stockholders. The shares being sold were issued as compensation to the Selling Stockholders.

The Selling Stockholders may offer and sell shares of our common stock, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes some of the general terms that may apply to these shares of common stock. The specific terms of any shares to be offered will be described in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any shares of our common stock.

Our common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “VSI.” On February 25, 2019, the last reported sale price of our common stock was $5.75 per share.

Investing in our shares involves a number of risks. See “Risk Factors” on page 3 to read about factors you should consider before investing in our common stock.

This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2019.

Neither we nor the Selling Stockholders have authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus or any associated “free writing prospectus.”

In this prospectus, any reference to an applicable prospectus supplement may refer to a “free writing prospectus,” unless the context otherwise requires. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, the Selling Stockholders may, from time to time, offer and sell shares of our common stock in one or more offerings.

This prospectus provides you with a general description of the shares of our common stock that the Selling Stockholders may offer. Each time the Selling Stockholders sell shares of our common stock, we will, to the extent required by law, provide a prospectus supplement that contains specific information about the terms of that offering. This prospectus may not be used to consummate sales of our common stock unless it is accompanied by a prospectus supplement.

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

If the description of the offering varies between any prospectus supplement and this prospectus, you should rely on the information in the applicable prospectus supplement. Any statement made in this prospectus or in a document incorporated by reference in this prospectus will be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus. Before making an investment in our common stock, you should carefully read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, together with the information incorporated and deemed to be incorporated by reference herein as described under “Incorporation of Certain Information by Reference” and the additional information described under the heading “Where You Can Find More Information.”

In this prospectus, except as otherwise indicated or as the context otherwise requires, “VSI,” “we,” “our,” the “Company” and “us” refer to Vitamin Shoppe, Inc., a Delaware corporation.

WHERE YOU CAN FIND MORE INFORMATION

Vitamin Shoppe, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Our website address is located at https://www.vitaminshoppe.com. Through links on the “Investor Relations” portion of our website, we make available free of charge our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the common stock offered under this prospectus. The registration statement can be read at the SEC website.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein:

•	our Annual Report on Form 10-K for the year ended December 29, 2018, filed with the SEC on February 26, 2019; and

•

the description of our common stock included in the Registration Statement on Form 8-A/12(b) filed on October 27, 2009, including any subsequent amendment or any report filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein)) after the date of this prospectus and prior to the completion of the offering of all securities covered by this prospectus and any accompanying prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Vitamin Shoppe, Inc.

300 Harmon Meadow Blvd.

Secaucus, New Jersey 07094

(201) 868-5959

Attention: Investor Relations

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference may contain and refer to certain statements that are not historical facts that contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, without limitation, those that contain words such as “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “could” or the negative version of these words or other comparable words.

These statements are subject to various risks and uncertainties, many of which are outside our control, including, among others, strength of the economy, changes in the overall level of consumer spending, the performance of the Company’s products within the prevailing retail environment, implementation of our strategy, trade restrictions, availability of suitable store locations at appropriate terms, the availability of raw materials, compliance with regulations, certifications and best practices with respect to the development, manufacture, sales and marketing of the Company’s products, management changes, maintaining appropriate levels of inventory, changes in tax regulations,

e-commerce relationships, disruptions of manufacturing, warehouse or distribution facilities or information systems, political environment and other specific factors discussed herein and in other SEC filings by us (including our reports on Forms 10-K and 10-Q filed with the SEC).

We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes with certainty and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

OUR COMPANY

We are an omni-channel specialty retailer of vitamins, minerals, herbs, specialty supplements, sports nutrition and other health and wellness products. We market approximately 700 nationally recognized brands as well as our own brands, which include The Vitamin Shoppe®, BodyTech®, True Athlete®, Mytrition®, plnt®, ProBioCare® and Next Step®. We believe we offer one of the largest varieties of products among vitamin, mineral and supplement retailers and continue to refine our assortment with approximately 6,800 stock keeping units (“SKUs”) offered in our typical store and approximately 7,200 additional SKUs available through e-commerce. Our broad product offering enables us to provide our customers with a depth of selection of products that may not be readily available at other specialty retailers or mass merchants, such as discount stores, supermarkets, drug stores and wholesale clubs. We believe our product offering and emphasis on product knowledge and customer service helps us meet the needs of our target customer and serves as a foundation for enhancing strong customer loyalty.

Corporate Information

We were incorporated in Delaware on September 27, 2002. Our principal executive offices are located at 300 Harmon Meadow Blvd., Secaucus, New Jersey 07094.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described under the caption “Risk Factors” in our Annual Report and Quarterly Reports, which are incorporated by reference herein. You should also consider any “Risk Factors” contained in any applicable prospectus supplement, and in any document that we file with the SEC after the date of this prospectus that is incorporated by reference herein. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Please note that additional risks not presently foreseen by us or that we currently deem immaterial may also impair our business and operations.

USE OF PROCEEDS

All shares of common stock sold in this offering will be sold by the Selling Stockholders. We will not receive any of the proceeds from such sales.

DESCRIPTION OF COMMON STOCK

The following summary is qualified in its entirety by the provisions of our amended and restated certificate of incorporation (our “certificate of incorporation”) and fourth amended and restated bylaws (our “bylaws”), which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Authorized Capital Stock

Our authorized capital stock consists of 650,000,000 shares of capital stock, consisting of (i) 400,000,000 shares of common stock, par value $0.01 per share, and (ii) 250,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to receive their ratable share of the net assets of our company available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription or redemption rights. The outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors (our “Board”) has the authority, without any further vote or action by the stockholders, to issue preferred stock in one or more series and to fix the preferences, limitations and rights of the shares of each series, including:

•	dividend rates;

•	conversion rights;

•	voting rights;

•	terms of redemption and liquidation preferences; and

•	the number of shares constituting each series.

The authority possessed by our Board to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our Board may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock. There are no current agreements or understandings with respect to the issuance of preferred stock and our Board has no present intention to issue any shares of preferred stock.

Antitakeover Effects of Provisions of the Certificate of Incorporation and Bylaws

Stockholders’ rights and related matters are governed by the DGCL, our certificate of incorporation and our bylaws. Provisions of the DGCL, our certificate of incorporation, and our bylaws, which are summarized below, may discourage or make more difficult a takeover attempt that a stockholder might consider in its best interest. These provisions may also adversely affect prevailing market prices for our common stock.

Board Of Directors

The Board has the authority to fill any vacancy on the Board, whether such vacancy occurs as a result of an increase in the number of directors or otherwise.

Stockholder Action By Written Consent; Special Meetings

•	Our bylaws permits stockholders to take action by written consent in lieu of an annual or special meeting.

•	Our bylaws provide that special meetings of stockholders may only be called by:

•	the chairman of the Board;

•	the chief executive officer;

•	the president;

•	the secretary; and

•	written request of the Board or of a committee of the Board whose powers include the power to call such meetings.

Antitakeover Legislation

As a Delaware corporation, by an express provision in our certificate of incorporation, we have elected to “opt out” of the restrictions under Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless: (1) the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans) or (3) the merger transaction is approved by the board of directors and by the affirmative vote at a meeting, not by written consent, of stockholders of 2/3 of the holders of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. We elected to “opt out” of Section 203 by an express provision in our certificate of incorporation.

Limitation of Liability of Directors

Our certificate of incorporation provides that none of our directors shall be liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent otherwise required by the DGCL. The effect of this provision is to eliminate our rights, and our stockholders’ rights, to recover monetary damages against a director for breach of a fiduciary duty of care as a director. This provision does not limit or eliminate our right, or the right of any stockholder, to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, our certificate of incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. These provisions will not alter the liability of directors under federal or state securities laws. Our certificate of incorporation and bylaws also includes provisions for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the DGCL. Further, we have entered into indemnification agreements with our current directors and executive officers and expect to enter into a similar agreement with any new directors or executive officers, which require us, among other things, to indemnify them against certain liabilities which may arise by reason of the directors’ status or service as a director, so long as the indemnitee acted in good faith. We also intend to maintain director and officer liability insurance, if available on reasonable terms.

Listing

Our common stock is listed on the NYSE under the symbol “VSI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the Selling Stockholders of up to 135,760 shares of our common stock. On July 17, 2018, Sharon Leite received an inducement award of up to 73,260 performance share units in connection with her position as Chief Executive Officer at the Company and pursuant to a performance unit award agreement (“Ms. Leite’s Award”). On July 30, 2018, David Mock received an inducement award of up to 31,250 performance share units and 31,250 restricted stock units in connection with his position as Executive Vice President—Chief Merchandising and Marketing Officer and pursuant to a performance unit agreement and restricted stock unit agreement (“Mr. Mock’s Award” and, together with Ms. Leite’s Award, the “Awards”). The Awards were granted pursuant to the exemption of Section 4(a)(2) of the Securities Act and outside of the Vitamin Shoppe 2018 Long-Term Incentive Plan (the “LTIP”) (but generally incorporates the terms and conditions of the LTIP). The Selling Stockholders may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus and any prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Stockholders’ interest in shares of our common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the Selling Stockholders and the aggregate amount of shares of common stock that the Selling Stockholders may offer pursuant to this prospectus. The percentage of common stock owned by the Selling Stockholders, both prior to and following the offering of any shares of common stock pursuant to this prospectus, is based on 24,006,430 shares of common stock outstanding as of January 26, 2019. Information with respect to beneficial ownership is based on information obtained from such Selling Stockholder. Information with respect to shares beneficially owned after the offering assumes the sale of all the shares offered and no other purchases or sales of common stock. Information about other Selling Stockholders, including their identities, the common stock to be registered on their behalf and the amounts to be sold by them, will be set forth in a prospectus supplement.

	Before the Offering				After the Offering
Name and Address of Beneficial Owner*	Number of Shares	Percentage of Outstanding Shares		Number of Shares Being Offered	Number of Shares	Percentage of Outstanding Shares
Sharon Leite(1)	78,760	*	*	73,260	5,500	*	*
David Mock	62,500	*	*	62,500	—	*	*

*	The address of each stockholder is c/o Vitamin Shoppe, Inc., 300 Harmon Meadow Blvd., Secaucus, New Jersey 07094.
**	Represents less than 1%.
(1)	The number of shares outstanding includes Ms. Leitte’s Award.

PLAN OF DISTRIBUTION

The Selling Stockholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling our common stock or interests in our common stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of certain of its shares of common stock or interests in our common stock, on any stock exchange, market or trading facility on which the common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•

on the New York Stock Exchange or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some of the shares of common stock owned by them and, if the Selling Stockholders default in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of our common stock will be the purchase price of our common stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, as applicable, to reject, in whole or in part, any proposed purchase of our common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

The Selling Stockholders also may in the future resell a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of our common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the common stock may be underwriting discounts and commissions under the Securities Act. If the Selling Stockholders are “underwriters” within the meaning of Section 2(11) of the Securities Act, then the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the common stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of the common stock offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The Selling Stockholders may use this prospectus in connection with resales of the common stock. The Selling Stockholders may be deemed to be underwriters under the Securities Act in connection with the shares of common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Stockholders will receive all the net proceeds from the resale of the common stock sold by them.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from Vitamin Shoppe, Inc.’s Annual Report on Form 10-K, and the effectiveness of Vitamin Shoppe, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Vitamin Shoppe, Inc.

Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the SEC registration fee

SEC registration fee	$88.85
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Printing and engraving expenses	(1)
Registrar and Transfer Agent’s fees	(1)
Miscellaneous fees and expenses	(1)
Total	(1)

(1)

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3.

Item 15. Indemnification of Directors and Officers

The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where a present or former officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Company’s amended and restated certificate of incorporation provides for the indemnification of directors and officers to the fullest extent permitted by the DGCL. The Company’s amended and restated certificate of incorporation also provides for the indemnification of employees to the fullest extent permitted by the DGCL to the extent authorized by the Board of Directors. In addition, as permitted by the DGCL, the Company’s amended and restated certificate of incorporation provides that none of its directors will be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.

The Company’s fourth amended and restated by-laws provide for the indemnification of all of its current and former directors and current or former officers to the fullest extent permitted by the DGCL.

Item 16. Exhibits and Financial Statement Schedules

Exhibits.

The exhibit index attached hereto is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv)any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Incorporation of Vitamin Shoppe, Inc. (Incorporated by reference to Exhibit 3.1 in our Current Report on Form 8-K filed on June 10, 2016 (File No. 001-34507))

3.2	Fourth Amended and Restated By-laws of Vitamin Shoppe Inc. (Incorporated by reference to Exhibit 3.2 in our Annual Report on Form 10-K filed on February 23, 2016 (File No. 001-34507))

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

99.1	Power of Attorney (included in Part II of this Form S-3).

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Secaucus, State of New Jersey, on February 26, 2019.

VITAMIN SHOPPE, INC.

By:	/s/ Sharon M. Leite

Sharon M. Leite Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each officer and director of Vitamin Shoppe, Inc. whose signature appears below constitutes and appoints Bill Wafford and David M. Kastin, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statements filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on February 26, 2019 in the capacities indicated:

	Name	Title

By:	/s/ Alexander W. Smith Alexander W. Smith	Non-Executive Chairman, Director

By:	/s/ Sharon M. Leite Sharon M. Leite	Chief Executive Officer, Director (Principal Executive Officer)

By:	/s/ Bill Wafford Bill Wafford	EVP, Chief Financial Officer (Principal Financial Officer)

By:	/s/ Charles D. Knight Charles D. Knight	SVP, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

By:	/s/ Deborah M. Derby Deborah M. Derby	Director

By:	/s/ David H. Edwab David H. Edwab	Director

By:	/s/ Melvin Keating Melvin Keating	Director

By:	/s/ Guillermo Marmol Guillermo Marmol	Director

By:	/s/ Himanshu Shah Himanshu Shah	Director

By:	/s/ Timothy J. Theriault Timothy J. Theriault	Director

By:	/s/Sing Wang Sing Wang	Director